UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

___________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: October 4, 2013
(Date of earliest event reported)

BIORESTORATIVE THERAPIES, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	000-54402	91-1835664
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification Number)

555 Heritage Drive, Jupiter, Florida	33458
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (561) 904-6070

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

____	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
____	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
____	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
____	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On October 4, 2013, the Company held its Annual Meeting of Shareholders (the “Annual Meeting”).  The following is a listing of the votes cast for or withheld, and the number of broker non-votes, with respect to each nominee for director and a listing of the votes cast for and against, as well as abstentions and broker-non votes, with respect to each other matter voted upon at the Annual Meeting.  The Company’s shareholders elected each of the nominees as a director, approved the Company’s executive compensation, recommended that future advisory votes on the Company’s executive compensation be held every three years and ratified the selection of Marcum LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013.

1.	Election of Board of Directors:

	Number of Shares
	For	Withheld	Broker Non-Votes
Mark Weinreb	6,915,725	80,137	1,766,923
A. Jeffrey Radov	6,935,725	60,137	1,766,923
Joel San Antonio	6,935,725	60,137	1,766,923

 2.           Approval of the Company’s executive compensation:

For	6,863,712
Against	88,620
Abstentions	43,530
Broker Non-Votes	1,766,923

3.           Frequency of future advisory votes on the Company’s executive compensation:

3 Years	5,672,375
2 Years	549,378
1 Year	770,948
Abstentions	3,161

4.           Ratification of the selection of Marcum LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013:

For	8,731,668
Against	10,928
Abstentions	20,189

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIORESTORATIVE THERAPIES, INC.

Dated: October 4, 2013	By:	/s/ Mark Weinreb
Mark Weinreb
Chief Executive Officer